Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                          February 26, 2014
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2013 and December 31, 2012, in thousands of dollars except share and per share amounts.
                               Three Months Ended        Twelve Months Ended
                            December 31, December 31, December 31, December 31,
                              2013          2012         2013          2012

Net sales                    $1,755,974   $1,728,011   $6,670,414   $6,189,133

Net earnings attributable to
  Seaboard                   $   77,266   $   75,583   $  205,236   $  282,311


Net earnings per common
 share                       $    64.91   $    63.03   $   171.92   $   234.54

Average number of shares
  outstanding                 1,190,326    1,199,174    1,193,801    1,203,698


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at http://www.seaboardcorp.com/investors